UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 1, 2019

CORE LABORATORIES N.V.

(Exact name of registrant as specified in its charter)

The Netherlands	001-14273	Not applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Strawinskylaan 913

Tower A, Level 9

1077 XX Amsterdam

The Netherlands

(Address of Principal Executive Offices)

(31-20) 420-3191

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 1, 2019, Core Laboratories N.V. (the “Company”) entered into employment agreements (the “Employment Agreements”) with two of its named executive officers, Mr. Lawrence V. Bruno, the Company’s President and Chief Operating Officer, and Mr. Christopher S. Hill, the Company’s Senior Vice President and Chief Financial Officer. The initial term of the Employment Agreements will end on January 1, 2022, but the term will automatically extend for additional one year periods unless either party provides notice of non-renewal within the sixty (60) day period prior to the expiration of the applicable term.

The Employment Agreements provide the executives with an annual base salary of $531,000 and $365,000 for Messrs. Bruno and Hill, respectively. Each executive will be eligible to participate in the Company’s employee benefit plans generally available to all executive employees, with a maximum annual bonus opportunity equal to 180% of annual base salary for Mr. Bruno, and 150% of annual base salary for Mr. Hill. The executives will be eligible to participate in the Core Laboratories Deferred Compensation Plan (the “DCP”) and, until the executive officer reaches the age of 70, shall receive an annual discretionary company contribution to the executive’s DCP account equal to a percentage of the executive’s annual base salary (20% for Mr. Bruno and 10% for Mr. Hill) if the Company’s return on invested capital (“ROIC”) is within the top 75th percentile among a predetermined peer group for the applicable period (each, a “DCP Contribution”). Each DCP Contribution will be unvested until the executive reaches the age of 62 1⁄2 years, subject to acceleration upon the occurrence of certain events as noted below, except that any DCP Contribution that is made after the executive reaches the age of 62 1⁄2 years will be immediately vested.

In the event that either of the executives are terminated by the Company without Cause (as defined below), or the executives terminate for Good Reason (as defined below), the executives shall be entitled to receive the following: (1) an amount equal to the sum of (a) a multiple of the executive’s annual base salary in effect immediately prior to the termination (with a multiple of two (2) for Mr. Bruno and one and one-half (1 1⁄2) for Mr. Hill), plus (b) a pro-rata bonus calculated by multiplying the target incentive bonus amount for the year in which the termination occurs by the number of days during the applicable year that the executive was employed (the “Pro-Rata Bonus”) (together, the “Severance Payment”); (2) reimbursement of up to $25,000 for reasonable outplacement services for a period of twelve months following termination (the “Severance Benefit”); and (3) the executive would receive accelerated vesting of any unvested DCP Contributions.

In the event that the executive is terminated by the Company without Cause or the executive terminates for Good Reason during the two year period following a Change in Control (as defined below), each executive shall be entitled to receive the following: (1) an amount equal to the sum of (a) a multiple (two and one-half (2 1⁄2) for Mr. Bruno and two (2) for Mr. Hill) times the sum of (i) the executive’s annual base salary as in effect immediately prior to the termination, and (ii) the target annual incentive bonus the executive could have earned for the year of termination, plus (b) the Pro-Rata Bonus (together, the “Change in Control Payment”); and (2) the “Change in Control Benefits,” which consist of twenty-four months of continued coverage under the Company’s medical, dental and group life insurance plans for the executive and the executive’s dependents; immediate vesting of outstanding equity awards, with performance-based awards vesting as of the date of the Change in Control using actual performance as of the most recent quarter-end; and the Severance Benefit. In the event that the payments and benefits received by either executive in connection with a Change in Control constitute “parachute payments” (as defined in Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”)), the payments and benefits provided to that executive shall either be reduced to $1.00 below the amount that would subject the payments to excise taxes pursuant to Section 4999 of the Code, or paid in full, whichever will result in the better net tax position for the executive.

The Employment Agreements state that any unvested DCP Contributions would be accelerated upon the occurrence of a termination of the executive’s employment due to death or Disability (as defined below), or upon the occurrence of a Change in Control. The Employment Agreements also provide that notwithstanding anything to the contrary within an individual award agreement, any restricted stock awards granted to the executive shall not be forfeited upon the executive’s voluntary retirement on or after the age of 64.

The Severance Payment or the Change in Control Payment, as applicable, will generally be paid to each executive in equal installments over a twelve month period following the applicable termination of employment, although certain payments may be made at different times in order to comply with Section 409A of the Code.

The Employment Agreements contain customary confidentiality restrictions, and impose non-competition restrictions on the executives during their employment and for a period of two years following a termination of employment for any reason other than a termination by the Company without Cause or by the executive without Good Reason.

For purposes of the Employment Agreements, the terms below are generally defined as follows:

•

“Cause” means a determination by that the executive (i) has been convicted of a misdemeanor involving moral turpitude or a felony, (ii) has engaged in conduct which is materially injurious (monetarily or otherwise) to Company or any of its affiliates, (iii) has engaged in gross negligence or willful misconduct in the performance of executive’s duties, (iv) has willfully refused without proper legal reason to perform executive’s duties and responsibilities, (v) has materially breached any material provision of the Employment Agreement or any other agreement between Company and the executive, or (vi) has materially breached any material corporate policy maintained and established by Company that is of general applicability to officers of Company.

•

“Change in Control” means a merger of the Company with another entity, a consolidation involving the Company, or the sale of all or substantially all of the assets of the Company if (i) the holders of equity securities of the Company immediately prior to the transaction do not beneficially own immediately after the transaction 50% or more of the common equity of the resulting entity, (ii) the holders of equity securities of the Company immediately prior to the transaction do not beneficially own immediately after the transaction 50% of the voting securities of the resulting entity, or (iii) the persons who were members of the Supervisory Board of Directors of the Company immediately prior to the transaction are not the majority of the board of the resulting entity immediately after the transaction. A Change in Control also occurs when (A) there is shareholder approval of a plan of dissolution or liquidation of the Company, (B) any person or entity acquires or gains ownership of control of more than 30% of the combined voting power of outstanding securities of the Company or resulting entity, or (C) there is a change in the composition of the Supervisory Board of Directors the results of which are that fewer than a majority of the supervisory directors are incumbent directors

•

“Disability” means that the executive has become incapacitated by accident, sickness or other circumstance that renders the executive mentally or physically incapable of performing the duties and services required of the executive pursuant to the Employment Agreement on a full-time basis for a period of at least 180 consecutive calendar days.

•

“Good Reason” means (i) a material diminution in the executive’s authority, duties or responsibilities, (ii) a permanent change in location of executive’s principal place of employment that is more than 50 miles away from the prior location, (iii) a material breach by the Company of any material provision of the Employment Agreement, or (iv) a material diminution of the executive’s annual base salary.

The foregoing description of the Employment Agreements does not purport to be complete and is qualified in its entirety by reference to the Employment Agreements. A copy of the Employment Agreement with Mr. Bruno is attached hereto as Exhibit 10.1, a copy of the Employment Agreement with Mr. Hill is attached hereto as Exhibit 10.2, and each is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

10.1*†	Employment Agreement between the Company and Lawrence V. Bruno, dated March 1, 2019

10.2*†	Employment Agreement between the Company and Christopher S. Hill, dated March 1, 2019

†	Compensatory plan or arrangement
*	Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Core Laboratories N.V., by its sole managing director, Core Laboratories International B.V.

	By:	/s/ Jacobus Schouten
	Name:	Jacobus Schouten
	Title:	Managing Director

Dated: March 6, 2019